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                                   Exhibit 11

              Statement Regarding Computation of Earnings Per Share


                                                           Three Months Ended
                                                             March 31, 1999

Net Income Available to Common Shareholders                      $107,768
Earnings (loss) Per Common Share
     Basic                                                          $0.13
     Average Shares                                               831,590
     Diluted                                                        $0.13
     Average Shares                                               833,344